SCHEDULE I
                             DATED ___________, 2008
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


                               List of Portfolios
                               ------------------


Large Cap Growth Equity Fund
Large Cap Value Equity Fund
RCB Small Cap Value Fund
Multi-Asset Fund
Opportunistic Value Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
High Yield Bond Fund
Prime Money Market Fund
Government Money Market Fund
California Tax Exempt Money Market Fund
AHA Diversified Equity Fund
AHA Limited Maturity Fixed Income Fund
AHA Full Maturity Fixed Income Fund
AHA Balanced Fund
AHA Socially Responsible Equity Fund

                                   SCHEDULE II
                             DATED ___________, 2008
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


                                Schedule of Fees
                                ----------------


Administration and Accounting Fee:
---------------------------------


The following Administration and Accounting Fee (the "Fee") is determined in arrears and allocated to each portfolio pro-rata based on the net assets of each portfolio as of the prior month end and due and payable monthly to Administrator pursuant to Article 4(A) of the Agreement. The Fee is calculated as follows: the Fee shall be the greater of the amount based on the Trust's aggregate net assets according to the table below OR the amount based on Trust's aggregate number of portfolios (per Schedule I, as amended), at the annual rate of $90,000 per portfolio. If the Trust's aggregate net assets are less than $3 Billion, the parties mutually agree in writing to adjustments to the services provided by the Administrator under this Agreement.



Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of Trust):

     ---------------------------------------------------------------------------
                         Trust Assets                        Basis Points
     ---------------------------------------------------------------------------
     First $2.5 billion in aggregate net assets                6.5
     ---------------------------------------------------------------------------
     Next $2.5 billion in aggregate net assets                 4.5
     ---------------------------------------------------------------------------
     Next $2.5 billion in aggregate net assets                 2.5
     ---------------------------------------------------------------------------
     Aggregate net assets in excess of $7.5 billion            2.0
     ---------------------------------------------------------------------------

Annual Minimum Fee (calculated and paid on a monthly basis):


     ---------------------------------------------------------------------------
                           Portfolios                  Annual Minimum Fee
     ---------------------------------------------------------------------------
     Large Cap Growth Equity Fund                       $ 90,000/Portfolio
     Large Cap Value Equity Fund
     RCB Small Cap Value Fund
     Multi-Asset Fund
     Opportunistic Value Fund
     Corporate Bond Fund
     Government Bond Fund
     California Tax Exempt Bond Fund
     High Yield Bond Fund
     Prime Money Market Fund
     Government Money Market Fund
     California Tax Exempt Money Market Fund
     AHA Diversified Equity Fund
     AHA Limited Maturity Equity Fund
     ---------------------------------------------------------------------------
                                                                               2

     ---------------------------------------------------------------------------
     AHA Full Maturity Equity Fund
     AHA Balanced Fund
     AHA Socially Responsible Equity Fund
     ---------------------------------------------------------------------------


Call Center Services:

Provide incoming support to prospective investors, shareholders and their financial representatives through telephone and email contacts. Each contact (whether by telephone, IVR or email) in excess of 1,000 contacts per month shall be subject to an additional charge of $10.